Exhibit 4.15

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES.

Warrant No.: Agassi-2026-July-99

Number of Shares: 4,500

Warrant Date: July 23, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

COMMON STOCK PURCHASE WARRANT

1. Issuance. This Warrant is issued pursuant to the terms of that certain Execution Agreement, dated as of May 7, 2026 (the “Execution Agreement”), by and between Agassi Sports Entertainment Corp., a Nevada corporation (the “Company”), and INTE Securities LLC, a registered broker-dealer, in its capacity as placement agent for certain of the Company’s private placement offerings (the “Placement Agent”), pursuant to which the Company agreed to issue to the Placement Agent, or its registered designee, a warrant to purchase shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), representing three percent (3%) of the securities sold by the Company to investors in the offerings introduced to the Company by the Placement Agent.

For value received, the receipt of which is hereby acknowledged by the Company, Nathan Low, as a nominee of the Placement Agent, or its registered assigns (the “Holder”), is hereby granted the right to purchase up to an aggregate of 4,500 shares of Common Stock, fully paid and nonassessable, subject to adjustment upon certain events as described in greater detail below (the “Warrant Shares”), issuable in the following two tranches:

(a)	750 Warrant Shares (the “First Tranche Shares”), which shall be exercisable at any time from and after June 19, 2026 until the close of business on June 19, 2031 (the “First Tranche Expiration Date”); and

(b)	3,750 Warrant Shares (the “Second Tranche Shares”), which shall be exercisable at any time from and after July 13, 2026 until the close of business on July 13, 2031 (the “Second Tranche Expiration Date” and, together with the First Tranche Expiration Date, each an “Expiration Date”).

This Common Stock Purchase Warrant (this “Warrant”) is being executed and delivered on the date set forth on the cover page hereof.

Agassi Sports Entertainment Corp.
Common Stock Purchase Warrant Agassi-2026-July-99

2. Exercise Price.

2.1 The exercise price per share of Common Stock shall be $5.00 per share (the “Exercise Price”)(subject to adjustment upon certain events as described in greater detail below). The Exercise Price shall be payable in cash in immediately available funds.

2.2 This Warrant may be exercised via a cash exercise or a cashless exercise pursuant to the Net Issuance Exercise procedure set forth in Section 2.3 below.

2.3 Net Issuance Exercise. Notwithstanding any other provision contained herein to the contrary, the Holder may elect to receive, without the payment by the Holder of the aggregate cash Exercise Price in respect of the Warrant Shares to be acquired, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and non-assessable Warrant Shares as is computed using the following formula:

X = Y(A-B)/A

Where:

X = the number of Warrant Shares which the Holder has then requested be issued to the Holder;

Y = the number of Warrant Shares covered by this Warrant that the Holder is surrendering at such time for net issuance exercise (including both shares to be issued to the Holder and shares to be canceled as payment therefor);

A = the Fair Market Value (as defined below) of one share of Common Stock as at the time the net issue election is made; and

B = the Exercise Price in effect under this Warrant at the time the net issue election is made.

As used herein, “Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on any tier of the OTC Markets Group (including the Pink Market) or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on any tier of the OTC Markets Group (including the Pink Market) or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on any such tier or system at the end of such day; in each case, averaged over the twenty (20) consecutive trading days ending on the trading day immediately prior to the day as of which Fair Market Value is being determined. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on any tier of the OTC Markets Group (including the Pink Market) or similar quotation system or association, the Fair Market Value of the Common Stock shall be the fair market value per share as determined jointly by the Board of Directors of the Company and the Holder; provided, that if the Board of Directors and the Holder are unable to agree on such fair market value within a reasonable period of time (not to exceed fifteen (15) days), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm engaged by the Company, whose determination shall be final and conclusive, and the fees and expenses of which shall be borne by the Company.

Agassi Sports Entertainment Corp.
Common Stock Purchase Warrant Agassi-2026-July-99

3. Procedure for Exercise. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment in cash of the aggregate Exercise Price for the shares of Common Stock purchased, or, in lieu of cash payment, by net issuance exercise pursuant to Section 2.3 above, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the “Warrant Shares”). This Warrant may be exercised in whole or in part, subject to the Beneficial Ownership Limitation (defined below). On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company will issue and deliver to the order of the Holder a new Warrant of like tenor, in the name of the Holder, for the whole number of shares of Common Stock for which such Warrant may still be exercised.

4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Warrant Shares the Company shall issue an additional share of Common Stock to the Holder or pay the Holder the fair market value of such fractional share, as determined in the reasonable discretion of the Board of Directors of the Company, in the Company’s sole discretion.

5. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of Warrant Shares as shall be required for issuance upon exercise hereof. Any shares issuable upon exercise of this Warrant will be duly and validly issued, fully paid, non-assessable and free of all liens and charges and not subject to any preemptive rights and rights of first refusal.

6. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates (as defined under Rule 144 of the Securities Act, “Affiliates”) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise)(the “Beneficial Ownership Limitation”). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, the Holder may increase the Beneficial Ownership Limitation to up to 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), but any such increase will not be effective until the 61st day after delivery of such notice. In no event shall the Beneficial Ownership Limitation be increased to greater than 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). This restriction may not be waived.

Agassi Sports Entertainment Corp.
Common Stock Purchase Warrant Agassi-2026-July-99

7. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

8. No Rights as Shareholder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

9. Effect of Certain Transactions.

9.1 Adjustments for Stock Splits, Stock Dividends Etc. If the number of outstanding shares of Common Stock of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to (ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged.

9.2 Fundamental Transactions. If at any time the Company plans to sell all or substantially all of its assets, or engage in a merger or consolidation of the Company in which the Company will not survive (other than a merger or consolidation with or into a wholly- or partially-owned subsidiary of the Company)(each a “Fundamental Transaction”), the Company will give the Holder of this Warrant advance written notice at least thirty (30) days prior to the planned closing of the Fundamental Transaction. If this Warrant or any part thereof is not exercised by the Holder prior to the date of the closing of the Fundamental Transaction, this Warrant or any unexercised portion thereof, shall expire and terminate effective upon such event.

Agassi Sports Entertainment Corp.
Common Stock Purchase Warrant Agassi-2026-July-99

10. Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and have been issued to the Holder for investment and not with a view to the distribution of either this Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act. Each certificate for this Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

11. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or if mailed, two days after the date of deposit in the United States mails, as follows:

If to the Company, to:

Agassi Sports Entertainment Corp.

Attn: Ronald S. Boreta

1120 N Town Center Drive, Suite 160

Las Vegas, Nevada 89144

Email: ron@agassisports.com

If to the Holder, to its address appearing on the Company’s records.

Any party may designate another address or person for receipt of notices hereunder by written notice given at least five (5) business days prior to the date such change will be effective, given to the other parties in accordance with this Section.

12. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder hereof. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

Agassi Sports Entertainment Corp.
Common Stock Purchase Warrant Agassi-2026-July-99

13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of the County of Clark, Nevada or in the federal courts located in the County of Clark, Nevada. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

14. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

16. Assignability. This Warrant or any part hereof may only be hereafter assigned by the Holder to an affiliate thereof executing documents reasonably required by the Company, subject to applicable law. Any such assignment shall be binding on the Company and shall inure to the benefit of any such assignee.

17. Restrictions. By acceptance hereof, the Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant have restrictions upon their resale imposed by state and federal securities laws.

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Agassi Sports Entertainment Corp.
Common Stock Purchase Warrant Agassi-2026-July-99

IN WITNESS WHEREOF, the Company has executed this Warrant as of the Warrant Date set forth above.

COMPANY:

Agassi Sports Entertainment Corp.

/s/ Ronald S. Boreta
Name:	Ronald S. Boreta
Title:	Chief Executive Officer

Agassi Sports Entertainment Corp.
Common Stock Purchase Warrant Agassi-2026-July-99

NOTICE OF EXERCISE OF WARRANT

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Purchase Warrant Agassi-2026-July-99, issued by Agassi Sports Entertainment Corp., a Nevada corporation (the “Company”) and held by the undersigned, ____________________ shares of Common Stock of the Company, consisting of ______ First Tranche Shares and ______ Second Tranche Shares. Payment of the Exercise Price per Warrant Share required under the Warrant accompanies this Notice.

The issuance of the shares of Common Stock in connection with this Notice of Exercise of Warrant will not cause the undersigned to exceed the Beneficial Ownership Limitation of the Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such Shares for his own account for investment purposes only, and not for resale or with a view to distribution of such Warrant Shares or any part thereof.

Date: ________, 20__

WARRANTHOLDER:

Signature:___________________________
Print Name:___________________________
Title:___________________________
Address:___________________________
Name in which Shares should be registered:___________________________

Agassi Sports Entertainment Corp.
Common Stock Purchase Warrant Agassi-2026-July-99

NET ISSUE ELECTION NOTICE

To: Agassi Sports Entertainment Corp.

Date: ________________

The undersigned hereby elects under Section 2.3 of the Common Stock Purchase Warrant Agassi-2026-July-99, issued by Agassi Sports Entertainment Corp., a Nevada corporation (the “Company”), to surrender the right to purchase ____________________ Warrant Shares (consisting of ______ First Tranche Shares and ______ Second Tranche Shares) pursuant to this Warrant and hereby requests the issuance of ____________________ shares of Common Stock, calculated in accordance with Section 2.3 of the Warrant.

The issuance of the shares of Common Stock in connection with this Net Issue Election Notice will not cause the undersigned to exceed the Beneficial Ownership Limitation of the Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such Shares for his own account for investment purposes only, and not for resale or with a view to distribution of such Warrant Shares or any part thereof.

WARRANTHOLDER:

Signature:___________________________
Print Name:___________________________
Title:___________________________
Address:___________________________
Name in which Shares should be registered:___________________________

Agassi Sports Entertainment Corp.
Common Stock Purchase Warrant Agassi-2026-July-99
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